Exhibit 8(b)(3): Amendment No. 2 to the Participation Agreement among Federated Insurance Series, formerly Insurance Management Series, Federated Securities Corp. and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 2

This is an Amendment to the Participation Agreement (Agreement) dated May 25, 1995, among Federated Insurance Series, formerly Insurance Management Series (the Fund), Federated Securities Corp. (the Distributor) and United of Omaha Life Insurance Company (the Company). This Amendment is effective May 1, 1997.

The Fund, Distributor and the Company hereby agree to replace the Schedule A and Schedule B of the Agreement by inserting the following in its entirety:

Schedule A
----------

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    Name of Separate Account and Date        Contracts Funded by
    Established by Board of Directors          Separate Account                Designated Portfolios
------------------------------------------------------------------------------------------------------------------
  United of Omaha Life Insurance Company         6090L-0595            Federated Prime Money Fund II (formerly
  Separate Account C (2-18-94)                   6500L-0898                     Prime Money Fund II)
  (Variable Annuities)                                                   Federated Fund for U.S. Government
                                                                       Securities II (formerly U.S. Government
                                                                                   Securities II)
------------------------------------------------------------------------------------------------------------------
  United of Omaha Life Insurance Company          745Y-6/97             Federated Prime Money Fund II (formerly
  Separate Account B (8-27-94)                   6387L-1197                     Prime Money Fund II)
  (Variable Life)                                                        Federated Fund for U.S. Government
                                                                       Securities II (formerly U.S. Government
                                                                                   Securities II)
------------------------------------------------------------------------------------------------------------------

Signed by the parties:
                                          United of Omaha Life Insurance Company
                                          By its authorized officer,

                                          By:      /s/
                                                  ---------------------
                                                  RICHARD A. WITT
                                          Title:  Senior Vice President
                                          Date:   7/22/99


                                          Federated Insurance Series
                                          By its authorized officer,

                                          By:     /s/
                                                  ---------------------
                                                  John W. McGonigle
                                          Title:  Executive Vice President and
                                                  Secretary
                                          Date:


                                          Federated Securities Corp.
                                          By its authorized officer,

                                          By:     /s/
                                                  ---------------------
                                                  James F. Getz
                                          Title:  President - Broker / Dealer
                                          Date: